Exhibit 2

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MARCH 31, 2018 OF JAPAN BANK FOR INTERNATIONAL COOPERATION AND ITS CONSOLIDATED SUBSIDIARIES AND AUDITED NON-CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED MARCH 31, 2017 AND 2018 OF JAPAN BANK FOR INTERNATIONAL COOPERATION PREPARED IN ACCORDANCE WITH JAPANESE GAAP

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

We have audited the accompanying consolidated financial statements of Japan Bank for International Cooperation and its consolidated subsidiaries, which comprise the consolidated balance sheet as at March 31, 2018, and the consolidated statements of operations, comprehensive income, changes in net assets, and cash flows for the year then ended and a summary of significant accounting policies and other explanatory information, all expressed in Japanese yen.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control, but in making these risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Japan Bank for International Cooperation and its consolidated subsidiaries as at March 31, 2018, and their consolidated financial performance and cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

Convenience Translation

We have reviewed the translation of these consolidated financial statements into U.S. dollars, presented for the convenience of readers, and, in our opinion, the accompanying consolidated financial statements have been properly translated on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC

June 15, 2018

Tokyo, Japan

CONSOLIDATED BALANCE SHEET

		March 31, 2018	March 31, 2018
		(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks		¥1,751,287	$16,484
Securities	Note 6	351,605	3,310
Loans and bills discounted	Note 7	13,513,680	127,200
Other assets	Note 8	377,809	3,555
Property, plant and equipment	Note 9	28,401	267
Buildings		2,865	27
Land		24,311	229
Construction in progress		79	1
Other		1,145	10
Intangible assets		3,472	33
Software		3,472	33
Customers’ liabilities for acceptances and guarantees		2,259,369	21,267
Allowance for loan losses		(273,564)	(2,575)

Total assets		¥18,012,060	$169,541

Liabilities:
Borrowed money		¥8,370,758	$78,791
Bonds payable	Note 8	4,392,597	41,346
Other liabilities		435,498	4,099
Provision for bonuses		546	5
Provision for directors’ bonuses		9	0
Net defined benefit liability		6,785	64
Provision for directors’ retirement benefits		25	0
Acceptances and guarantees		2,259,369	21,267

Total liabilities		¥15,465,589	$145,572

Net assets:
Capital stock		¥1,765,200	$16,615
Retained earnings		883,601	8,317

Total shareholders’ equity		2,648,801	24,932

Valuation difference on available-for-sale securities		(1,209)	(11)
Deferred gains or losses on hedges		(114,658)	(1,079)
Foreign currency translation adjustment		13,309	125

Total accumulated other comprehensive income (loss)		(102,558)	(965)

Non-controlling interests		227	2
Total net assets		¥2,546,471	$23,969

Total liabilities and net assets		¥18,012,060	$169,541

CONSOLIDATED STATEMENT OF OPERATIONS

		March 31, 2018	March 31, 2018
		(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:		¥390,060	$3,671
Interest income		336,768	3,170
Interest on loans and discounts		323,960	3,049
Interest and dividends on securities		1,846	17
Interest on deposits with banks		10,948	103
Other interest income		12	1
Fees and commissions		23,914	225
Other ordinary income		128	1
Other income		29,248	275
Recoveries of written-off claims		0	0
Other	Note 11	29,248	275
Ordinary expenses:		327,996	3,087
Interest expense		249,256	2,346
Interest on borrowed money and rediscounts		115,370	1,086
Interest on bonds		90,627	853
Interest on interest swaps		43,192	407
Other interest expense		65	0
Fees and commissions payments		2,043	19
Other ordinary expenses		5,363	51
General and administrative expenses		19,660	185
Other expenses		51,672	486
Provision of allowance for loan losses		51,528	485
Other	Note 12	144	1

Ordinary profit		62,063	584

Extraordinary income		9	0
Gain on disposal of noncurrent assets		9	0
Extraordinary loss		8	0
Loss on disposal of noncurrent assets		8	0

Net income before income taxes		62,065	584

Income taxes – current		0	0

Total income taxes		0	0

Net income		62,064	584

Loss attributable to non-controlling interests		(17)	(0)

Net income attributable to owners of parent		¥62,081	$584

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

		March 31, 2018	March 31, 2018
		(In millions of yen)	(In millions of U.S. dollars)
Net income		¥62,064	$584
Other comprehensive income (loss)	Note 13	(102,771)	(967)
Valuation difference on available-for-sale securities		(3,677)	(35)
Deferred gains or losses on hedges		(94,435)	(889)
Foreign currency translation adjustment		168	2
Share of other comprehensive income of equity method investments		(4,826)	(45)

Comprehensive income (loss)		¥(40,706)	$(383)

(Comprehensive income (loss) attributable to)
Owners of parent		(40,689)	(383)
Non-controlling interests		(17)	(0)

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS

From April 1, 2017 to March 31, 2018

(In millions of yen)
	Shareholders’ equity

	Capital stock	Retained earnings	Total shareholders’ equity

Balance at the beginning of current period	¥1,683,000	¥842,366	¥2,525,366

Changes of items during the period
Issuance of new shares	82,200	—	82,200
Payment to national treasury	—	(20,846)	(20,846)
Profit attributable to owners of parent	—	62,081	62,081
Net changes of items other than shareholders’ equity	—	—	—

Total changes of items during the period	82,200	41,234	123,434

Balance at the end of current period	¥1,765,200	¥883,601	¥2,648,801

(In millions of yen)
	Accumulated other comprehensive income

	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income	Non-controlling interests	Total net assets

Balance at the beginning of current period	¥2,468	¥(20,223)	¥17,968	¥213	¥—	¥2,525,580

Changes of items during the period
Issuance of new shares	—	—	—	—	—	82,200
Payment to national treasury	—	—	—	—	—	(20,846)
Profit attributable to owners of parent	—	—	—	—	—	62,081
Net changes of items other than shareholders’ equity	(3,677)	(94,435)	(4,658)	(102,771)	227	(102,543)

Total changes of items during the period	(3,677)	(94,435)	(4,658)	(102,771)	227	20,891

Balance at the end of current period	¥(1,209)	¥(114,658)	¥13,309	¥(102,558)	¥227	¥2,546,471

From April 1, 2017 to March 31, 2018

(In millions of U.S. dollars)
	Shareholders’ equity

	Capital stock	Retained earnings	Total shareholders’ equity

Balance at the beginning of current period	$15,841	$7,929	$23,770

Changes of items during the period
Issuance of new shares	774	—	774
Payment to national treasury	—	(196)	(196)
Profit attributable to owners of parent	—	584	584
Net changes of items other than shareholders’ equity	—	—	—

Total changes of items during the period	774	388	1,162

Balance at the end of current period	$16,615	$8,317	$24,932

(In millions of U.S. dollars)
	Accumulated other comprehensive income

	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income	Non-controlling interests	Total net assets

Balance at the beginning of current period	$23	$(190)	$169	$2	$—	$23,772

Changes of items during the period
Issuance of new shares	—	—	—	—	—	774
Payment to national treasury	—	—	—	—	—	(196)
Profit attributable to owners of parent	—	—	—	—	—	584
Net changes of items other than shareholders’ equity	(34)	(889)	(44)	(967)	2	(965)

Total changes of items during the period	(34)	(889)	(44)	(967)	2	197

Balance at the end of current period	$(11)	$(1,079)	$125	$(965)	$2	$23,969

CONSOLIDATED STATEMENT OF CASH FLOWS

		March 31, 2018	March 31, 2018
		(In millions of yen)	(In millions of U.S. dollars)
Cash flows from operating activities
Net income before income taxes		¥62,065	$584
Depreciation and amortization		1,460	14
Losses (profits) of equity method investments		(22,207)	(209)
Increase (decrease) in allowance for loan losses		51,528	485
Increase (decrease) in provision for bonuses		26	0
Increase (decrease) in provision for directors’ bonuses		2	0
Increase (decrease) in net defined benefit liability		(21)	(0)
Increase (decrease) in provision for directors’ retirement benefits		8	0
Interest income		(336,768)	(3,170)
Interest expense		249,256	2,346
Loss (gain) related to securities		(6,925)	(65)
Foreign exchange losses (gains)		(1,747)	(16)
Loss (gain) on disposal of noncurrent assets		(1)	(0)
Net decrease (increase) in loans and bills discounted		795,457	7,487
Net increase (decrease) in borrowed money		(1,537,947)	(14,476)
Net decrease (increase) in deposit (excluding deposit paid to Bank of Japan)		120,028	1,130
Increase (decrease) in straight bonds-issuance and redemption		1,088,786	10,248
Interest received		321,636	3,027
Interest paid		(236,406)	(2,225)
Other		(231,464)	(2,178)

Subtotal		316,767	2,982

Net cash provided by (used in) operating activities		316,767	2,982

Cash flows from investing activities
Purchase of securities		(69,024)	(650)
Proceeds from sales of securities		25,866	243
Proceeds from redemption of securities		12,900	121
Purchase of property, plant and equipment		(1,214)	(11)
Proceeds from sales of property, plant and equipment		15	0
Purchase of intangible assets		(1,806)	(17)

Net cash provided by (used in) investing activities		(33,263)	(314)

Cash flows from financing activities
Proceeds from issuance of new shares		82,200	774
Repayments of lease obligations		(6)	0
Payment to national treasury		(20,846)	(196)
Proceeds from non-controlling shareholders with a consolidated subsidiary establishment		245	2

Net cash provided by (used in) financing activities		61,591	580

Effect of exchange rate change on cash and cash equivalents		—	—

Net increase (decrease) in cash and cash equivalents		345,094	3,248

Cash and cash equivalents at beginning of period		884,516	8,326

Cash and cash equivalents at end of period	Note 15	¥1,229,610	$11,574

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying consolidated financial statements have been prepared from the accounting records maintained by Japan Bank for International Cooperation (“JBIC”) and its subsidiaries (the “JBIC Group”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain aspects from the application and disclosure requirements of International Financial Reporting Standards (“IFRS”).

The comparative information is not presented in the consolidated financial statements as the current fiscal year (the fiscal year ended March 31, 2018) is the initial year for which JBIC has prepared its consolidated financial statements.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of this rounding.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥ 106.24=$1.00, the foreign exchange rate on March 31, 2018, has been used in translations. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized, or settled in U.S. dollars at the aforementioned rate or any other rates.

2. Scope of consolidation

(a)	Consolidated subsidiaries

The number of consolidated subsidiaries is two.

Company name:	JBIC IG Partners Russia-Japan Investment Fund, L.P.

JBIC IG Partners and Russia-Japan Investment Fund, L.P. are newly established and included in the scope of consolidation from the current fiscal year.

(b)	Unconsolidated subsidiaries

There are no applicable subsidiaries.

(c)	Other company whose majority of voting rights are owned by JBIC on its own account but which is not determined to be its subsidiary

Company name:	RJIF Management Limited

(Reason for determining not to be a subsidiary)

JBIC has determined that RJIF Management Limited is not its subsidiary because, while JBIC indirectly owns a majority of voting rights of RJIF Management Limited through JBIC IG Partners, which is its consolidated subsidiary, JBIC needs to obtain agreement from other JV companies for making decisions on significant financial and business policies.

3. Application of the equity method

(a)	Unconsolidated subsidiaries accounted for using the equity method

There are no applicable subsidiaries.

(b)	Affiliates accounted for using the equity method

The number of affiliates accounted for using the equity method is two.

Company name:	IFC Capitalization (Equity) Fund, L.P. IFC Capitalization (Subordinated Debt) Fund, L.P.

(c)	Unconsolidated subsidiaries that are not accounted for using the equity method

There are no applicable subsidiaries.

(d)	Affiliates that are not accounted for using the equity method

The number of affiliates that are not accounted for using the equity method is six.

Company name:

Credit Guarantee and Investment Facility

Delhi Mumbai Industrial Corridor Development Corporation Limited

Japan-China Eco Fund Pte. Ltd

Dawei SEZ Development Company Limited

JAPAN ASEAN Women Empowerment Fund

RJIF Management Limited

These companies were not included in the scope of the equity method because they do not have significant impacts on the consolidated financial statements in any of the following items: Net income (the amount proportionate to the share of net income of such companies), Retained earnings (the amount proportionate to the share of retained earnings of such companies) and Accumulated other comprehensive income (the amount proportionate to the share of other comprehensive income of such companies).

4. Balance sheet dates of consolidated subsidiaries

The balance sheet dates of the consolidated subsidiaries are as follows:

March 31	2018
December 31	1
March 31	1

Appropriate adjustments are made to significant transactions occurred during the period between the consolidated closing date and the balance sheet dates above.

5. Significant accounting policies

(a)	Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates that are not accounted for by the equity method are carried at cost based on the moving average method. Available-for-sale securities are in principle stated at fair value with changes in net unrealized gains or losses included directly in Net assets. However, available-for-sale securities whose fair value cannot be readily determined are carried at cost based on the moving average method. Securities held by the consolidated foreign subsidiary are classified as a financial asset designated as fair value through profit or loss at initial recognition based on the IFRS. These securities are recognized as trading securities in JBIC’s consolidated financial statements and are measured at fair value.

Investments in partnerships for investment, which are regarded as securities under Article 2, Paragraph 2 of the Japanese Financial Instruments and Exchange Act (Act No. 25 of 1948), are recognized at an amount equivalent to JBIC’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the reporting date stipulated in the partnership agreement.

(b)	Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value.

(c)	Depreciation basis for fixed assets

(i)	Property, plant and equipment (except for lease assets)

Property, plant and equipment of JBIC are depreciated by the declining balance method over their useful economic lives except for buildings excluding installed facilities as well as installed facilities and structures acquired on or after April 1, 2016, which are depreciated by the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings:	3 years to 50 years

Other:	2 years to 35 years

Property, plant and equipment of consolidated subsidiaries are depreciated primarily by the straight-line method based on the estimated useful lives of the assets.

(ii)	Intangible assets (except for lease assets)

Depreciation of intangible fixed assets is computed by the straight-line method. Software used by JBIC and its consolidated subsidiaries is depreciated over its useful life (5 years or less) at JBIC and its consolidated subsidiaries.

(iii)	Lease assets

Lease assets in “property, plant and equipment” or “intangible assets,” under finance leases that do not involve transfer of ownership to the lessee are depreciated by the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

(d)	Allowance for loan losses

Allowance for loan losses is recognized in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which is independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off. There are no accumulated write-offs as of March 31, 2018.

(e)	Provision for bonuses

The “provision for bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the consolidated balance sheet.

(f)	Provision for directors’ bonuses

The “provision for directors’ bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the consolidated balance sheet.

(g)	Provision for directors’ retirement benefits

The “provision for directors’ retirement benefits,” which provides for future retirement pension payments to directors, is recognized at the amount accrued at the end of the current fiscal year.

(h)	Accounting for retirement benefits

(i)	Method of attributing the projected benefits to periods of services

In calculating the projected benefit obligation, the estimated amount of retirement benefit payments is attributed to the period up to the end of the fiscal year based on the benefit formula.

(ii)	Accounting for actuarial gains or losses and prior service costs

Actuarial gains or losses and prior service costs are expensed as they are incurred.

(Additional information)

Effective April 1, 2013, JBIC has been authorized by the Minister of Health, Labor and Welfare to be exempt from the obligations to pay future amounts in respect of the portion of the welfare pension fund it manages for the government. Subsequently on October 1, 2014, JBIC has been authorized to transfer to the government the past substitutional portion of the aforesaid fund. On September 22, 2017, Kouko Kigyou Nenkin Kikin (Kouko corporate pension fund) which JBIC participates in paid to the government ¥52,817 million ($497 million) of the transfer amount of the substitutional portion (i.e., minimum reserve). Its impact on profits or losses in the current fiscal year amounted to ¥3 million ($0 million) which was recognized in Other of Other expenses.

(i)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies and held by JBIC are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

Assets and liabilities denominated in foreign currencies and held by consolidated subsidiaries are translated at the market exchange rate prevailing at respective balance sheet dates and other base date.

(j)	Accounting for hedges of interest rate risk

(i)	Hedge accounting

The deferral method is applied to derivatives used for interest risk hedging purposes

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowed money, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change in fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(k)	Accounting for hedges of foreign exchange risks

Hedging instruments used to hedge foreign exchange risks associated with foreign currency denominated monetary assets and liabilities are accounted for primarily using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25 of July 29, 2002.

The effectiveness of the hedges described above is assessed by comparing the foreign currency position of the hedged loans and bills discounted and bonds payable denominated in foreign currencies with that of the hedging instruments, such as currency swaps and forward foreign exchange contracts which are used for hedging the foreign exchange risks of loans and bills discounted and bonds payable denominated in foreign currencies.

Furthermore, the deferred hedge is applied to some of the foreign exchange risk arising from investments in affiliates denominated in foreign currencies that are individually hedged using forward foreign exchange contracts as hedging instruments.

(l)	Scope of cash and cash equivalents in the consolidated statement of cash flows

Cash and cash equivalents as stated in the consolidated statement of cash flows consists of cash on hand and Deposit with the Bank of Japan in “Cash and due from banks” in the consolidated balance sheet.

(m)	Consumption and other taxes

Consumption taxes and local consumption taxes (“consumption taxes”) of JBIC and its domestic consolidated subsidiaries are excluded from transaction amounts. Non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

6. Equity securities of or investments in unconsolidated subsidiaries and affiliates

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Equity securities	¥5,439	$51
Investments	133,783	1,259

7. Loans

(a)	Bankrupt loans and non-accrual loans included in loans and bills discounted:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Bankrupt loans	¥—	$—
Non-accrual loans	188,842	1,778

“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item (iii), a. through e. and Item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97, 1965), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(b)	Loans with interest or principal repayments three months or more in arrears included in loans and bills discounted:

There are no applicable loans.

“Loans with interest or principal repayments three months or more in arrears” are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans.”

(c)	Restructured loans included in loans and bills discounted:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Restructured loans	¥225,846	$2,126

“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or waiver of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” or “Loans with interest or principal repayments three months or more in arrears.”

(d)	The total amount of bankrupt loans, non-accrual loans, loans with interest or principal repayments three months or more in arrears, and restructured loans:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Total amount	¥414,688	$3,903

The amounts of loans indicated in table (a) through (d) above are the gross amounts before the deduction of allowance for loan losses.

(e)

JBIC, as a policy, does not extend loans to borrowers in part or in full immediately after the execution of the loan agreements, but instead execute loans, in accordance with the progress of the underlying projects. These undrawn amounts are not included in the loans on deed in the consolidated balance sheet. The balance of undrawn amounts is as follows:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Balance of undrawn loans	¥1,665,471	$15,676

8. Assets pledged as collateral

Pursuant to Article 34 of the Japan Bank for International Cooperation Act (“JBIC Act”), all JBIC assets are pledged as general collateral for bonds:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Bonds payable	¥4,392,597	$41,346

Other assets include Cash collateral paid for financial instruments as follows:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Cash collateral paid for financial instruments	¥141,180	$1,329

9. Accumulated depreciation of property, plant and equipment

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Accumulated depreciation	¥2,104	$20

10. Contingent liabilities

Japan Finance Corporation (“JFC”) assumed the obligations of the JFC bonds on April 1, 2012, and JBIC is jointly responsible for the obligations of these bonds. In accordance with Article 17 (2) of the Supplementary Provisions of the JBIC Act, all of JBIC’s assets are pledged as general collateral for these joint obligations as follows.

March 31, 2018	March 31, 2018
(In millions of yen)	(In millions of U.S. dollars)
¥140,000	$1,318

11. Items included in Other under Other income

Other under Other income includes the following:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Profits of equity method investments	¥22,207	$209
Gain on investments in partnerships	¥6,884	$65

12. Items included in Other under Other expenses

Other under Other expenses includes the following:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Loss on sales of stocks and other securities	¥88	$1

13. Reclassification adjustments and tax effect of other comprehensive income

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Valuation difference on available-for-sale securities:
Amount recognized in the current fiscal year	¥(3,586)	$(34)
Reclassification adjustments	(91)	(1)

Before tax effect adjustment	(3,677)	(35)

Tax effect	—	—

Valuation difference on available-for-sale securities	(3,677)	(35)

Deferred gains or losses on hedges:
Amount recognized in the current fiscal year	(138,278)	(1,302)
Reclassification adjustments	43,843	413

Before tax effect adjustment	(94,435)	(889)

Tax effect	—	—

Deferred gains or losses on hedges	(94,435)	(889)

Foreign currency translation adjustment:
Amount recognized in the current fiscal year	167	2
Reclassification adjustments	0	0

Before tax effect adjustment	168	2

Tax effect	—	—

Foreign currency translation adjustment	168	2

Share of other comprehensive income of equity method investments:
Amount recognized in the current fiscal year	(3,087)	(29)
Reclassification adjustments	(1,739)	(16)

Before tax effect adjustment	(4,826)	(45)

Tax effect	—	—

Share of other comprehensive income of equity method investments	(4,826)	(45)

Total other comprehensive income	¥(102,771)	$(967)

14. Changes in net assets

(a)	Issued shares and treasury stocks

For the fiscal year ended March 31, 2018, the type and the number of issued shares and treasury stocks are as follows;

(unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stocks	1,533,000,000	82,200,000	—	1,615,200,000	Note
Classified stock	—	—	—	—

Total	1,533,000,000	82,200,000	—	1,615,200,000	Note

Treasury stock
Common stocks	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 82,200,000 thousand new shares.

15. Cash flows

“Cash and cash equivalents” in the consolidated statement of cash flows as of March 31, 2018 reconciles to cash and due from banks in the consolidated balance sheet as follows:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥1,751,287	$16,484
Time deposits and others	(521,676)	(4,910)

Cash and cash equivalents	¥1,229,610	$11,574

16. Financial instruments and related disclosure

(a)	Status of financial instruments

(i)	Initiatives for financial instruments

Based on the JBIC Act, JBIC is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society while supplementing the financial transactions implemented by private-sector financial institutions, by performing the financial function to promote the overseas development and securement of resources which are important for Japan; maintaining and improving the international competitiveness of Japanese industries; promoting the overseas business having the purpose of preserving the global environment, such as preventing global warming, as well as preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

JBIC’s principal operations consist of providing export loans, import loans, investment financing, financing for business development (including guarantees) and capital investment. To conduct these operations, funds are raised through borrowings from the fiscal investment and loans and the foreign exchange fund special account, and the issuing of bonds. An ALM (asset and liability management) function has been established in respect of our financial assets and liabilities that are subject to interest rate and currency fluctuations to assist in ensuring that such fluctuations do not have an adverse effect on our operations. In addition, derivative transactions are entered into for the purpose of mitigating risk inherent in foreign currency denominated transactions. Financial instruments that can be used for the management of surplus funds are limited to safe instruments such as Japanese government bonds, etc., as stipulated in the JBIC Act.

The budget required for governmental financial operations is decided upon by the Diet of Japan, and business plans and financial plans (borrowings from fiscal investment and loans, bonds, general accounting investment, and loans, etc.) are appended to the budget and submitted to the Diet of Japan.

Certain subsidiaries of JBIC engage in investments and other related activities as their principal operation.

(ii)	Types of financial instruments and risks

The assets that JBIC holds mainly include loans to borrowers in Japan and overseas, and securities and liabilities mainly include borrowed money and bonds. A subsidiary of JBIC holds securities with price fluctuations.

The associated risks of financial assets and financial liabilities held by JBIC are described below.

①	Credit risk

Credit risk is the risk that JBIC will suffer losses if the financial conditions of the borrower deteriorate and the value of assets (including off-balance sheet assets) declines or is impaired.

The credit risks associated with JBIC include sovereign risk, country risk, corporate risk, and project risk. JBIC engages in significant financing activities with overseas governments, governmental institutions, and overseas corporations as part of its support to overseas economic transactions. Because of the characteristics of these activities, sovereign or country risk is a significant part of the credit risk. JBIC is exposed to in connection with these activities.

As a result, if the financial conditions of the individual borrower significantly deteriorate due to political and economic trends in the borrower’s country or region, JBIC’s performance and financial conditions can be adversely affected.

(Note)	Sovereign risk refers to risk associated with credit extended to foreign governments, country risk refers to risk associated with the country in which the corporation or project is located (risk, in addition to corporate risk or project risk, associated with the country in which the corporation or the project is located) and corporate risk refers to the risk associated with credit to corporations and project risk refers to the risk that the cash flows generated from the project fail to generate the planned cash flows, in the case of project finance, where the repayment of the borrowing is primarily secured by the cash flow of the project to which credit is extended.

②	Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred due to changes in various market risk factors, such as interest rates and exchange rates.

The market risk borne by JBIC mainly consists of foreign exchange risk and interest rate risk, and JBIC may suffer losses from these risks due to fluctuations in the markets such as market turmoil. However, in principle, these risks are hedged through interest rate swaps, currency swaps, and forward foreign exchange contracts.

JBIC uses hedge accounting for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the risk of changes in interest rates associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

JBIC uses hedge accounting for foreign exchange hedges, where currency swaps and forward foreign exchange contracts are used to hedge items such as loans and bonds, etc. for foreign exchange risk. The effectiveness of the hedging with currency swaps and forward foreign exchange contracts is assessed by comparing the foreign currency position of the hedged financial assets and liabilities with that of the hedging instruments.

Furthermore, some of the foreign exchange risk arising from investments in affiliates denominated in foreign currencies are individually hedged by forward foreign exchange contracts as hedging instruments

③	Liquidity risk

Liquidity risk is the risk that losses will be incurred as a result of difficulties in obtaining the funds necessary due to a maturity mismatch between financing and funding or unexpected outflow of funds, or being forced to fund at an interest rate significantly higher than that under normal circumstances (funding risk). It is also the risk that losses will be incurred from being unable to conduct market transactions due to market turmoil or being forced to transact at far more unfavorable prices than those under normal circumstances (market liquidity risk).

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are secured to finance JBIC and deposits are not accepted. Therefore, JBIC considers liquidity risk to be limited. However, financing costs could increase due to market turmoil and unexpected events.

(iii)	Risk management structure for financial instruments

The risk management structure of JBIC is described below.

①	Credit risk management

The cornerstone of credit risk management at JBIC is the evaluation of an individual borrower’s creditworthiness in advance of credit approval.

When a new credit application is processed, the relevant finance departments (sales promotion departments) and credit departments collect and analyze information on the borrower. JBIC’s overseas representative offices also play a part in collecting information on foreign governments and companies. Credit appraisal takes place based on the information that has been gathered and analyzed with the different departments ensuring appropriate checks throughout the process, leading to the final decision by management.

In providing credit to foreign governments and companies, JBIC takes maximum advantage of its unique position as a public financial institution. This includes exchanging views and information with governments and relevant authorities in the recipient countries, multilateral international institutions such as the International Monetary Fund (IMF) and the World Bank, other regional development banks such as export credit agencies, and private financial institutions in developed countries. Using all these channels to exchange views and information, JBIC evaluates sovereign and country risks (risk in addition to corporate risk associated with the country in which the corporation is located) based on the broad range of information collected on the borrowing governments, the government agencies and the political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self assessment system based on the Financial Inspection Manual of the Japanese Financial Services Agency. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the management. The credit management is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not applied to private sector financial institutions, for public claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program agreed by the IMF in order to secure the ability to sustainably service its debt. In view of JBIC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its public claims on foreign governments.

In addition to the above credit risk management related to individual borrowers, JBIC quantifies credit risk with a view to evaluating the risk of the overall loan portfolio. To quantify credit risks, it is important to take into account the characteristics of JBIC’s loan portfolio, which are not typically seen in other private financial institutions, namely that JBIC holds a significant proportion of long-term loans that entail sovereign and country risks. Also to be taken into account are mechanisms for securing assets under an international supporting framework, such as the Paris Club, which is unique to official creditors. JBIC uses a unique model to quantify the credit risk taking account of the above factors and measures amount of credit risk, which are utilized for credit risk management.

②	Market risk management

JBIC manages foreign exchange risk and interest rate risk through its ALM. Market risk management protocols contain detailed stipulations in respect of risk management methods and procedures, and JBIC established an ALM Committee to assess and confirm the execution of ALM, and to discuss future responses to market risk to discuss future responses future responses to market risk. In addition, JBIC assesses and monitors the interest rate and terms of financial assets and liabilities in detail through a gap analysis and an interest rate sensitivity analysis as well as Value at Risk (“VaR”). The results are reported to the ALM Committee on a regular basis.

The basic policy for managing foreign exchange risk and interest rate risk at JBIC is described below.

1)	Foreign exchange risk

Foreign currency-denominated loans conducted in JBIC involve risks related to exchange rate fluctuations. We have a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange contracts. Furthermore, some of the foreign exchange risk arising from investments in affiliates denominated in foreign currencies are individually hedged using forward foreign exchange contracts as hedging instruments.

2)	Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

a. Yen-denominated loan operations

Yen-denominated loan operations are mainly managed by using fixed-rate loans. However, swaps are used to hedge interest rate risk for the portion of loans that are deemed to have high exposures to interest rate fluctuations and therefore interest rate risk is limited.

b. Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the application of a consistent policy of using interest rate swaps and managing the funds with floating interest rates for both loans and related funding arrangements.

3)	Status of market risk

JBIC only maintains a banking book and does not have financial instruments in a trading book. While in principle JBIC holds derivatives only for hedging purposes, as stated previously, market risk (VaR) is measured in order to assess potential risk exposures. The following represents the market risk (VaR) exposure in the current fiscal year. JBIC measures market risk (VaR) by taking into account the degree of correlation between interest rate risk and foreign exchange risk.

a. Market risk (VaR)

March 31, 2018	March 31, 2018
(In billions of yen)	(In billions of U.S. dollars)
¥159.4	$1.5

b. Market risk (VaR) measurement model

Historical model (Confidence Interval: 99%, Holding period: 1 year, Observation period: 5 years)

c. Risk management using VaR

VaR is a market risk measure that assesses the maximum possible fluctuation of gains or losses in fair values that could be incurred after a certain period of time (“holding period”) based on historical market movements of interest rates or exchange rates, etc., over a specific period in the past (or observation period) within a given probability (confidence interval), that is derived statistically by employing the theory of possibility distribution.

The measurement assumes historical market trends and the theory of probability distribution. Based on the possibility that future market trends could deviate from these assumptions, a back-test is performed to cross-check the model-measured VaR with actual profits or losses, in order to confirm the effectiveness of market risk measurements using VaR. In addition, a stress test, which goes beyond the probability distribution of historical market movements, is carried out in order to capture risks from various perspectives.

The following points should generally be noted in measuring VaR:

•	VaR will differ depending on the choice of confidence interval, holding period or observation period;

•

VaR indicates the maximum fluctuation of gains or losses in fair values at the time of measurement. In practice, the actual results at a point in the future may differ from the VaR calculation due to changes in the assumptions caused by market movements during the holding period; and

•

VaR indicates the maximum value based on specific assumption. As such, when utilizing VaR as a risk management measure, it is imperative to keep in mind that VaR may underestimate the potential losses.

③	Liquidity risk management related to funding

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are used to finance these operations and deposits are not accepted.

Cash flows are assessed and proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows for proper risk management.

④	Derivative transactions

For derivatives transactions, the internal checks and balances is established by assigning the execution of transactions, the assessment of hedge effectiveness and the management of administrative work to separate divisions. In addition, derivative transactions are carried out in accordance with the derivatives related protocol.

(iv)	Supplementary explanation concerning fair value of financial instruments

Fair values of financial instruments are based on their market prices or, in cases where market prices are not available, on reasonably calculated prices. These prices have been calculated using certain assumptions, and may differ depending on the assumptions.

(b)	Fair value of financial instruments

The carrying amount on the consolidated balance sheet as of March 31, 2018 and the related fair value, and difference are as follows. Note that unlisted securities whose fair value is extremely difficult to be determined are not included in the following chart (refer to Note 2).

As of March 31, 2018

	(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Cash and due from banks	¥1,751,287	¥1,751,287	¥—
(2) Securities
Trading securities	9,837	9,837	—
Available-for-sale securities	76,197	76,197	—
(3) Loans and bills discounted	13,513,680
Allowance for loan losses (*1)	(265,189)
	13,248,491	13,342,813	94,322
(4) Other assets (*2)	141,180	141,180	—

Total assets	¥15,226,993	¥15,321,316	¥94,322

(1) Borrowed money	8,370,758	8,425,665	54,906
(2) Bonds payable	4,392,597	4,315,172	(77,424)
(3) Other liabilities (*2)	56,280	56,280	—

Total liabilities	¥12,819,635	¥12,797,117	¥(22,518)

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(137,746)	(137,746)	—

Total derivative transactions	¥(137,746)	¥(137,746)	¥—

As of March 31, 2018

	(In millions of U.S. dollars)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Cash and due from banks	$16,484	$16,484	$—
(2) Securities
Trading securities	93	93	—
Available-for-sale securities	717	717	—
(3) Loans and bills discounted	127,200
Allowance for loan losses (*1)	(2,497)
	124,703	125,591	888
(4) Other assets (*2)	1,329	1,329	—

Total assets	$143,326	$144,214	$888

(1) Borrowed money	78,791	79,308	517
(2) Bonds payable	41,346	40,617	(729)
(3) Other liabilities (*2)	530	530	—

Total liabilities	$120,667	$120,455	$(212)

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(1,297)	(1,297)	—

Total derivative transactions	$(1,297)	$(1,297)	$—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from loans.
(*2)	This does not include derivative transactions, but presents Other assets and Other liabilities that are financial instruments subject to fair value disclosure.
(*3)

Derivatives recorded in “other assets” and “other liabilities” are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(Note 1) Valuation methodologies used for estimating fair values for financial instruments

Assets

(1) Cash and due from banks

For Due from banks that have no specific maturity or have a maturity under 3 months, the carrying amounts are used as fair value because the carrying amount approximates the fair value.

(2) Securities

Trading securities are held by the consolidated foreign subsidiary and are measured at fair value through profit or loss based on the IFRS.

The fair value of “Available-for-sale securities” is based upon the prices that are indicated from the financial institutions that JBIC transacts with.

(3) Loans and bills discounted

For loans with variable interest rates, since such loans reflect market interest rates, an amount calculated by the floating rate note method over the short term is used for fair value.

For loans with fixed interest, the total principal and interest is discounted by a risk free rate that incorporates the default ratio and coverage ratio to calculate fair value.

However for claims on bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, expected credit losses on such claims are calculated based on the expected collectable amount from the collateral or guarantee. Since fair value approximates the amount on the consolidated balance sheet at the fiscal year end after the deduction of the allowance for loan losses, this amount is used for fair value.

(4) Other assets

Of Other assets, for cash collateral paid for financial instruments, the carrying amount is used as fair value because the carrying amount approximates the fair value.

Liabilities

(1) Borrowed money

Borrowed money with variable interest rates reflect short-term market interest rates and the credit conditions of JBIC and its consolidated subsidiaries have not changed significantly since the execution of borrowings. Therefore, the carrying amount is used as fair value because it is considered that the carrying amount approximates the fair value. For borrowed money with a fixed interest rate, in principle, fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate).

(2) Bonds payable

Market value is used as fair value of bonds.

(3) Other liabilities

Of Other liabilities, for cash collateral received for financial instruments, the carrying amount is used as fair value because the carrying amount approximates the fair value.

Derivative transactions

Derivative transactions are discussed under “Derivative transactions.”

(Note 2)	Financial instruments whose fair values are considered to be extremely difficult to be determined are as follows. They are not included in “Assets, (2) Securities.”

Classification	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
1) Unlisted stocks (unconsolidated subsidiaries and affiliates) (*1)	¥5,439	$51
2) Unlisted stocks (other than unconsolidated subsidiaries and affiliates) (*1)	75,393	710
3) Partnership investments (unconsolidated subsidiaries and affiliates) (*2)	133,783	1,259
4) Partnership investments (other than unconsolidated subsidiaries and affiliates) (*2)	50,952	480

Total	¥265,569	$2,500

(*1)	Since unlisted stocks do not have quoted market prices available and their fair value is extremely difficult to be determined, fair values are not stated.

(*2)	For partnership investments composed of unlisted stocks that do not have quoted market prices available and for which fair value is extremely difficult to be determined, fair values are not stated.

(Note 3)	Redemption schedule for receivables and redeemable securities with future redemption dates

March 31, 2018

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	¥1,751,287	¥—	¥—	¥—	¥—	¥—
Securities
Available-for-sale securities	12,500	53,500	9,802	—	—	—
Loans and bills discounted (*2)	1,431,414	3,067,267	2,569,023	2,327,348	2,234,766	1,695,017

Total	¥3,195,201	¥3,120,767	¥2,578,826	¥2,327,348	¥2,234,766	¥1,695,017

March 31, 2018
	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	$16,484	$—	$—	$—	$—	$—
Securities
Available-for-sale securities	118	504	93	—	—	—
Loans and bills discounted (*2)	13,473	28,871	24,181	21,907	21,035	15,955

Total	$30,075	$29,375	$24,274	$21,907	$21,035	$15,955

(*1)	Demand deposits contained within due from banks are stated as “Due within one year.”

(*2)

¥188,842 million ($1,778 million) of Loans and bills discounted whose redemption is not estimable, such as claims against bankrupt borrowers, substantially bankrupt borrowers, and potentially bankrupt borrowers, is not included in the tables above.

(*3)	Of Other assets, the information about cash collateral paid for financial instruments is omitted since there is no fixed maturity date for repayments.

(Note 4)	Redemption schedule for borrowed money and bonds payable with future redemption dates

March 31, 2018

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥809,379	¥2,189,642	¥3,985,736	¥585,900	¥631,100	¥169,000
Bonds payable	684,000	1,288,777	863,360	318,720	1,247,072	—

Total	¥1,493,379	¥3,478,419	¥4,849,096	¥904,620	¥1,878,172	¥169,000

March 31, 2018
	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	$7,618	$20,610	$37,516	$5,515	$5,941	$1,591
Bonds payable	6,439	12,131	8,127	3,000	11,738	—

Total	$14,057	$32,741	$45,643	$8,515	$17,679	$1,591

(*1)	Of Other liabilities, the information about cash collateral received for financial instruments is omitted since there is no fixed maturity date for repayments.

17. Market value of securities

The following tables contain information relating to negotiable certificates included in “Cash and due from banks” as well as “Securities” that are presented in the consolidated balance sheet.

Information relating to “equity securities of and other investments in subsidiaries and affiliates” is presented in the notes to the consolidated financial statements.

(a)	Trading securities

	(In millions of yen)	(In millions of U.S. dollars)
	March 31, 2018	March 31, 2018
Unrealized gains (losses) included in profits or losses in the current fiscal year	¥(31)	$(0)

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities

March 31, 2018

	(In millions of yen)
	Type	Carrying Amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	46,203	45,800	403

Subtotal		46,203	45,800	403

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	69,994	70,000	(6)

Subtotal		69,994	70,000	(6)

Total		¥116,197	¥115,800	¥397

March 31, 2018
	(In millions of U.S. dollars)
	Type	Carrying Amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	$—	$—	$—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	435	431	4

Subtotal		435	431	4

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	659	659	(0)

Subtotal		659	659	(0)

Total		$1,094	$1,090	$4

(d)	Held-to-maturity debt securities sold during the fiscal year ended March 31, 2018

Not applicable

(e)	Available-for-sale securities sold

Fiscal year ended March 31, 2018

(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	¥8,886	¥128	¥57

Total	¥8,886	¥128	¥57

Fiscal year ended March 31, 2018
(In millions of U.S. dollars)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	$—	$—	$—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	$84	$1	$1

Total	$84	$1	$1

(f)	Change in classification of securities

Not applicable

(g)	Impairment of securities

Not applicable

(h)	Money held in trust

(i)	Money held in trust for trading purposes

Not applicable

(ii)	Money held in trust for holding-to-maturity purposes

Not applicable

(iii)	Other money held in trust (other than investment and holding-to-maturity purposes)

Not applicable

(i)	Net unrealized gains (losses) on available-for-sale securities are as follows;

Fiscal year ended March 31, 2018

(In millions of yen)
Valuation difference	¥(1,209)
Available-for-sale securities (*)	(1,209)
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	¥(1,209)
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥(1,209)

Fiscal year ended March 31, 2018

(In millions of U.S. dollars)
Valuation difference	$(11)
Available-for-sale securities (*)	(11)
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	$(11)
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	$(11)

(*)	“Available-for-sale securities” includes foreign exchange translation differences in respect of available-for-sale securities whose fair value cannot be readily determined.

18. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2018 are as follows;

(a)	Derivative transactions not qualifying for hedge accounting

(i)	Interest rate-related transactions

Not applicable

(ii)	Currency-related transactions

Not applicable

(iii)	Equity-related transactions

Not applicable

(iv)	Bond-related transactions

Not applicable

(v)	Commodity-related transactions

Not applicable

(vi)	Credit derivative transactions

Not applicable

(b)	Derivative transactions qualifying for hedge accounting

For derivative transactions qualifying for hedge accounting, contract value at the fiscal year end or notional amount defined in agreements, and fair value and its calculation method, by hedged item and by hedge accounting method, are as follows. Contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2018

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		¥3,985,081	¥3,374,201	¥(115,742)
	Receive/floating and pay/fixed		717,401	704,092	(4,117)
	Receive/floating and pay/floating		212,480	212,480	(105)

	Total		¥—	¥—	¥(119,965)

Fiscal year ended March 31, 2018

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		$37,510	$31,760	$(1,089)
	Receive/floating and pay/fixed		6,753	6,627	(39)
	Receive/floating and pay/floating		2,000	2,000	(1)

	Total		$—	$—	$(1,129)

(Note)	Calculation of fair value is based on the discounted cash flows.

(ii)	Currency-related transactions

Fiscal year ended March 31, 2018

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	¥3,274,459	¥2,761,005	¥(17,161)
	Forward foreign exchange contracts	Loans and bills discounted
	Sell	Investments in capital and other items	87,304	—	(602)
	Buy		7,527	—	(16)

	Total		¥—	¥—	¥(17,780)

Fiscal year ended March 31, 2018

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	$30,821	$25,988	$(162)
	Forward foreign exchange contracts	Loans and bills discounted
	Sell	Investments in capital and other items	822	—	(5)
	Buy		71	—	0

	Total		$—	$—	$(167)

Note 1.	These are mainly accounted for using the deferred method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25 of July 29, 2002).

Note 2.	Calculation of fair value is based on the discounted cash flows.

(iii)	Equity-related transactions

Not applicable

(iv)	Bond-related transactions

Not applicable

19. Retirement benefits

(a)	Overview of retirement benefit plans

JBIC abolished the welfare pension fund plan effective October 1, 2014 and has established a defined benefit corporate pension plan and a defined contribution pension plan.

JBIC has a defined benefit pension plan comprised of a corporate pension plan (transferred from a welfare pension fund plan effective October 1, 2014) and a lump-sum severance indemnity plan. Although JBIC’s corporate pension plan is a multi-employer plan, the amount of the pension assets corresponding to its own contribution can be reasonably calculated based on the ratio of the projected benefit obligations, and the related notes are included in the following notes related to the defined benefit pension plan.

Under the corporate pension plan (funded type), pension or lump-sum payments are provided based on salary and service period. Under the lump-sum severance indemnity plan (unfunded type), lump-sum payments are provided as retirement benefits based on salary and service period. In addition, JBIC has established a defined contribution-type retirement benefit plan effective October 1, 2014.

Effective April 1, 2013, JBIC has been authorized by the Minister of Health, Labor and Welfare to be exempt from the obligations to pay future amounts in respect of the portion of the welfare pension fund it manages for the government. Subsequently on October 1, 2014, JBIC has been authorized to transfer to the government the past substitutional portion of the aforesaid fund. On September 22, 2017, Kouko Kigyou Nenkin Kikin (Kouko corporate pension fund) which JBIC participates in paid to the government ¥52,817 million ($497 million) of the transfer amount of the substitutional portion (i.e., minimum reserve). Its impact on profits or losses in the current fiscal year amounted to ¥3 million ($0 million) which was recognized in Other of Other expenses.

(b)	Defined benefit pension plan

(i)	The changes in the projected benefit obligation are as follows:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation at the beginning of the fiscal year	¥13,772	$130
Service cost	445	4
Interest cost	35	0
Actuarial losses	383	3
Retirement benefit paid	(733)	(7)
Decrease due to the transfer of the substitutional portion of the welfare pension fund	(2,706)	(25)

Projected benefit obligation at the end of the fiscal year	¥11,197	$105

(ii)	The changes in the plan assets are as follows:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Pension assets at the beginning of the fiscal year	¥6,964	$66
Expected return on plans assets	106	0
Actuarial gains	156	1
Contributions by the employer	122	1
Retirement benefit paid	(229)	(2)
Decrease due to the transfer of the substitutional portion of the welfare pension fund	(2,709)	(25)

Pension assets at the end of the fiscal year	¥4,411	$41

(iii)	Reconciliation of the projected benefit obligation and plan assets and net defined benefit liability and net defined benefit asset in the consolidated balance sheet

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Funded projected obligation	¥6,090	$57
Fair value of plans assets	(4,411)	(41)

	1,679	16
Unfunded projected benefit obligation	5,106	48

Net amount of assets and liabilities in the consolidated balance sheet	¥6,785	$64

Defined benefit liability	6,785	64

Defined benefit asset	—	—

Net amount of assets and liabilities in the consolidated balance sheet	¥6,785	$64

(iv)	Component of retirement benefit expense

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Service cost	¥445	$4
Interest cost	35	0
Expected return on plans assets	(106)	(0)
Realized actuarial loss	226	2

Retirement benefit expense	¥601	$6

(Note)	In addition to the above, ¥3 million ($0 million) was recognized in Other of Other expenses in the current fiscal year as a result of the transfer of the substitutional portion of the welfare pension fund.

(v)	Plan assets

①	Major components of plan assets

Percentages of components to the total are as follows;

March 31, 2018
Debt securities	61%
Stocks	24%
General account of life insurance company	14%
Cash and due from banks	1%
Total	100%

②	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on the current and projected pension asset allocations as well as on the current and future rates of return expected from various assets that are components of plan assets.

(vi)	Principal assumptions used

Principal assumptions used in actuarial calculations

March 31, 2018
Discount rate	0.24%
Expected rate of return on plan assets	2.50%
Expected rate of increase in salary	4.35%

(c)	Defined contribution plan

The amount of contribution required to be made to the defined contribution plan was ¥25 million ($0 million) for the fiscal year ended March 31, 2018.

20. Deferred tax accounting

(a)	Breakdown of deferred tax assets and deferred tax liabilities

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Deferred tax assets
Tax loss carryforward	¥8	$0
Other	1	0

Sub total	9	0
Valuation allowance	(9)	(0)

Total deferred tax assets	¥—	$—

(b)

Where there is a significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting, breakdown of major items attributable to the difference

This information is omitted since JBIC is a nontaxable entity defined in the Article 2, Paragraph 5 of the Corporation Tax Act (Act No. 34 of 1965) and therefore there is no significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting.

21. Segment information

(a)	Segment summary

The JBIC Group’s operating segments are those for which discrete financial information is available, and whose operating results are regularly reviewed by JBIC’s management.

The JBIC Group is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society, while supplementing the financial transactions implemented by private-sector financial institutions by performing financial operations from four viewpoints: i.e. “promotion of the overseas development and securement of resources which are important for Japan”; “maintenance and improvement of the international competitiveness of Japanese industries”; “promotion of the overseas business having the purpose of preserving the global environment, such as preventing global warming”; and “prevention of disruptions to international financial order or implementation of appropriate measures with respect to damages caused by such disruption.” To achieve these purposes, for business operations defined under the Act on Japan Bank for International Cooperation and other acts, JBIC has two reporting segments: “Ordinary Operations” account and “Special Operations” account. Accounting operations are separately carried out for respective accounts.

The “Ordinary Operations” account covers the businesses which are not included in the “Special Operations” account of the JBIC Group. The Ordinary Operations account also includes the investment business of the consolidated subsidiaries.

The “Special Operations” account includes the businesses that offer financing services such as lending to overseas infrastructure business projects that generate a higher expected return in exchange for higher risk.

(b)	Method of calculating ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Accounting treatment applied to business segments reported is the same as that disclosed in “Notes to Consolidated Financial Statements.” The amount of profit (or loss) of reportable segments is based on Net income attributable to owners of parent.

(c)	Information about the amount of ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Fiscal year ended March 31, 2018

	(In millions of yen)
	“Ordinary Operations”	“Special Operations”	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥390,057	¥2	¥390,060	¥—	¥390,060
(2) Intersegment ordinary income	12	0	12	(12)	—

Total	¥390,070	¥2	¥390,073	¥(12)	¥390,060

Segment profit (loss)	62,286	(204)	62,081	—	62,081
Segment assets	17,760,961	251,110	18,012,072	(11)	18,012,060
Segment liabilities	15,465,378	222	15,465,600	(11)	15,465,589
Other items
Depreciation and amortization	1,460	—	1,460	—	1,460
Interest income	336,767	1	336,768	—	336,768
Interest expense	249,256	0	249,256	—	249,256
Profits of equity method investments	22,207	—	22,207	—	22,207
Extraordinary income	9	—	9	—	9
Gain on disposal of noncurrent assets	9	—	9	—	9
Extraordinary loss	8	—	8	—	8
Loss on disposal of noncurrent assets	8	—	8	—	8
Income tax expenses	0	—	0	—	0
Equity method investments	100,453	—	100,453	—	100,453
Increase in Property, plant and equipment and Intangible assets	3,024	—	3,024	—	3,024
Provision of allowance for loan losses	51,505	22	51,528	—	51,528

	(In millions of U.S. dollars)
	“Ordinary Operations”	“Special Operations”	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	$3,671	$0	$3,671	$—	$3,671
(2) Intersegment ordinary income	0	0	0	(0)	—

Total	$3,671	$0	$3,671	$(0)	$3,671

Segment profit (loss)	586	(2)	584	—	584
Segment assets	167,178	2,363	169,541	(0)	169,541
Segment liabilities	145,570	2	145,572	(0)	145,572
Other items
Depreciation and amortization	14	—	14	—	14
Interest income	3,170	0	3,170	—	3,170
Interest expense	2,346	0	2,346	—	2,346
Profits of equity method investments	209	—	209	—	209
Extraordinary income	0	—	0	—	0
Gain on disposal of noncurrent assets	0	—	0	—	0
Extraordinary loss	0	—	0	—	0
Loss on disposal of noncurrent assets	0	—	0	—	0
Income tax expenses	0	—	0	—	0
Equity method investments	946	—	946	—	946
Increase in Property, plant and equipment and Intangible assets	28	—	28	—	28
Provision of allowance for loan losses	485	0	485	—	485

Notes	1.	Ordinary income is disclosed in place of Sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statement of operations.

	2.	The “Adjustments” above represents elimination of intersegment transactions.

(d)	Related information

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

(i)	Information about services

The information about services is omitted since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of ordinary income on the consolidated statement of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Asia/Oceania	Europe/Middle East /Africa	United States	North America/Latin America (excluding U.S.)	Total
¥91,138	¥102,256	¥91,918	¥40,948	¥63,798	¥390,060
(In millions of U.S. dollars)
Japan	Asia/Oceania	Europe/Middle East /Africa	United States	North America/Latin America (excluding U.S.)	Total
$858	$963	$865	$384	$601	$3,671

Notes	1.	Ordinary income is disclosed in place of Sales for non-financial companies.

	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is omitted since more than 90% of property, plant equipment on the consolidated balance sheet are located in Japan.

(iii)	Information about major customers

The information about major customers is omitted since there are no transactions with a certain customer which result in more than 10% of ordinary income on the consolidated statement of operations.

(e)	Information about impairment losses of property, plant and equipment in reportable segments

Not applicable

(f)	Information about the amortization and balance of goodwill in reportable segments

Not applicable

(g)	Information about gains from the recognition of negative goodwill in reportable segments

Not applicable

22. Related-party information

1.	Related party transactions

(1)	Related party transactions with JBIC

(a)	Transactions with parent company and major shareholder companies

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

	(In millions of yen)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2018 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	¥82,200	—	¥ — —
							Receipt of funds (Note 2)	4,808,429	Borrowings	8,370,758
							Repayment of borrowings	6,004,411
							Payment of interest on borrowings	115,370	Accrued expense	27,232
							Guarantee for corporate bonds (Note 3)	4,202,610	—	—
	(In millions of U.S. dollars)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2018 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	$774	—	$—
							Receipt of funds (Note 2)	45,260	Borrowings	78,791
							Repayment of borrowings	56,517
							Payment of interest on borrowings	1,086	Accrued expenses	256
							Guarantee for corporate bonds (Note 3)	39,558	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through allotment to shareholders for ¥1 ($0) per share.

2.	Receipt of funds represents borrowings from the FILP special account and foreign exchange funds special account. FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to foreign exchange funds special account are
		applied to borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds

	4.	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and subsidiaries of any other associated company

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2018
Companies that had the majority of their voting rights held by principal shareholders	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,099,860	Official development assistance	None	Joint obligor	Joint obligations	¥100,000 (Notes 1, 4)	—	¥—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	4,124,921	Finance	None	Joint obligor	Joint obligations	152,800 (Notes 2, 4)	—	—
								140,000 (Notes 3, 4)	—	—

	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relation with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2018
Companies that had the majority of their voting rights held by principal shareholders	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	$76,241	Official development assistance	None	Joint obligor	Joint obligations	$941 (Notes 1, 4)	—	$—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	38,826	Finance	None	Joint obligor	Joint obligations	1,438 (Notes 2, 4)	—	—
								1,318 (Notes 3, 4)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA assets are pledged as general collateral for these joint obligations.
	2.	JBIC assumed the obligations of the JFC bonds in accordance with Article 12 (1) of Supplementary Provisions of the JBIC Act, and JFC is jointly responsible for the obligations of these bonds in accordance with Article 46-2 (1) of Supplementary Provisions of the JFC Act (Act No. 57 of 2007). Pursuant to Article 46-2 (2) hereof, all of JFC’s assets are pledged as general collateral for these joint obligations.
	3.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.
	4.	In relation to these joint obligations, no transactions are recognized in the consolidated statement of operations.

(2)	Transactions between consolidated subsidiaries and related parties

Not applicable.

2.	Notes to the parent company or significant affiliates

(1)	Parent company information

Not applicable.

(2)	Condensed financial information of significant affiliates

Significant affiliates of JBIC are IFC Capitalization (Subordinated Debt) Fund, L.P. and IFC Capitalization (Equity) Fund, L.P in the current fiscal year. Their condensed financial information is as shown below:

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Total assets	¥286,987	$2,701
Total liabilities	119,422	1,124
Total net assets	167,564	1,577

Gain on investment	14,967	141
Net income before income taxes	38,117	359
Net income	38,117	359

Note:	IFC Capitalization (Subordinated Debt) Fund, L.P. and IFC Capitalization (Equity) Fund, L.P. are deemed as a significant affiliate from the current fiscal year as their materiality has increased.

23. Amounts per share

Amounts per share as of the fiscal year ended March 31, 2018 are calculated as follows:

	March 31, 2018	March 31, 2018
	(In yen)	(In U.S. dollars)
Net Assets per share of common stock	¥1.57	$0.01
Net income per share of common stock	0.04	0.00

Note	1.	Net income per share of common stock is based on the following information.

Diluted net profit per share of common stock is not presented since there are no diluted stocks.

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Net income attributable to owners of parent	¥62,081	$584
Amount not attribute to common stock	—	—
Net income attributable to owners of parent related to common stock	62,081	584
Average outstanding shares of common stock (during the period)	1,533,900,821 thousands of shares

Note 2. Net assets per share of common stock is based on the following information.

	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of U.S. dollars)
Net Assets	¥2,546,471	$23,969
Deductions from net assets	227	2
(Non-controlling interests)	227	2
Net Assets related to common stock	2,546,243	23,967
Year-end outstanding shares of common stock on which the calculation of net assets per share was calculated	1,615,200,000 thousands of shares

24. Bonds payable

Major components of bonds payable as of March 31, 2018 are as follows:

		(In millions of yen)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of current period		Balance at the end of current period		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JFC (JBIC) foreign bonds 9th	February 7, 2012	¥140,134 (USD 1,249,078,000)		¥132,754 [132,754 (USD1,249,574,000 [USD1,249,574,000	] ) ]	2.125	General collateral	February 7, 2019	*[2]
	Government guaranteed JBIC foreign bonds 1st-32nd	July 19, 2012 – November 16, 2017	2,931,452 (USD 25,225,067,000 (GBP 424,263,000 (CAD 499,959,000	) ) )	4,069,855 [531,014 (USD 37,713,465,000 [USD 4,998,255,000 (GBP 424,461,000	] ) ] )	1.125~3.375	General collateral	July 19, 2017 – November 16, 2027
	JBIC bonds 13th,16th,19th, 22nd, 23rd, 29th, 30th	May 28, 2004 – May 29, 2008	199,982		99,989 [19,998	]	1.670~2.090	General collateral	September 20, 2017 – December 19, 2025	*[1]
	JFC corporate bonds 3rd	October 29, 2009	19,996		19,997		1.430	General collateral	September 20, 2019	*[2]
	Non-guaranteed JBIC domestic bond 1st-3rd	January 27, 2015 – August 10, 2017	10,000		70,000		0.001~0.120	General collateral	December 20, 2019 – June 20, 2022

	Total	—	¥3,301,565		¥4,392,597		—	—	—	—

		(In millions of U.S. dollars)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of current period		Balance at the end of current period		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JFC (JBIC) foreign bonds 9th	February 7, 2012	$1,319 (USD 1,249,078,000)		$1,250 [1,250 (USD1,249,574,000 [USD1,249,574,000	] ) ]	2.125	General collateral	February 7, 2019	*[2]
	Government guaranteed JBIC foreign bonds 1st-32nd	July 19, 2012 – November 16, 2017	27,593 (USD 25,225,067,000 (GBP 424,263,000 (CAD 499,959,000	) ) )	38,308 [4,998 (USD 37,713,465,000 [USD 4,998,255,000 (GBP 424,461,000	] ) ] )	1.125~3.375	General collateral	July 19, 2017 – November 16, 2027
	JBIC bonds 13th, 16th, 19th, 22nd, 23rd, 29th, 30th	May 28, 2004 – May 29, 2008	1,882		941 [188	]	1.670~2.090	General collateral	September 20, 2017 – December 19, 2025	*[1]
	JFC corporate bonds 3rd	October 29, 2009	188		188		1.430	General collateral	September 20, 2019	*[2]
	Non-guaranteed JBIC domestic bond 1st-3rd	January 27, 2015 – August 10, 2017	94		659		0.001~0.120	General collateral	December 20, 2019 – June 20, 2022

	Total	—	$31,076		$41,346		—	—	—	—

Notes	1.	The amounts of foreign currency-denominated bonds are shown in original currencies in parentheses ( ).

	2.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

	3.	(*1)	JBIC assumed the obligations in respect of the JBIC bonds which had been issued by JBIC before JFC was established, and JBIC and JICA are jointly responsible for these obligations in accordance with the JBIC Act.

		(*2)	JBIC also assumed from JFC the obligations concerning the government guaranteed JFC (JBIC) foreign bonds and the JFC corporate bonds, and JBIC and JFC are now jointly responsible for these obligations pursuant to the JBIC Act.

	4.	The redemption schedule of bonds payable for each of the next five years as of March 31, 2018 is as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Amount	¥684,000	¥441,840	¥846,937	¥371,840	¥491,520

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Amount	$6,438	$4,159	$7,972	$3,500	$4,627

25. Borrowings

Borrowings as of March 31, 2018 are as follows;

	Balance at the beginning of current period (In millions of yen)	Balance at the end of current period (In millions of U.S. dollars)	Balance at the end of current period (In millions of yen)	Balance at the end of current period (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥9,908,705	$93,267	¥8,370,758	$78,791	1.52	—
Borrowings	9,908,705	93,267	8,370,758	78,791	1.52	April 2018 – November 2037
Lease obligation (Due within one year)	3	0	—	—	—	—
Other interest-bearing liabilities	18,880	178	56,280	530	(0.06)	—
Cash collateral received for financial instruments	18,880	178	56,280	530	(0.06)	—

Notes	1.	Average interest rates represent the weighted-average interest rates of debts calculated from the interest rates and balances of debt outstanding as at the end of the current period.

	2.	As for the lease obligation, there is no average lease rate since the short-cut method is applied for these transactions.

	3.	There is no fixed maturity date for the repayment of cash collateral received for financial instruments.

	4.	Borrowings maturities for the next five years as of March 31, 2018 are as follows;

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	¥809,379	¥573,287	¥1,616,354	¥191,800	¥3,793,936

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	$7,618	$5,396	$15,214	$1,805	$35,711

26. Asset retirement obligation

This information is omitted because the amount of asset retirement obligation as of the beginning and end of the current fiscal year is equal to, or less than, one hundredth of the aggregated amount of liabilities and Net assets as of the beginning and end of the current fiscal year.

27. Other

Not applicable.

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

We have audited the accompanying non-consolidated financial statements of Japan Bank for International Cooperation, which comprise the non-consolidated balance sheets as at March 31, 2018 and 2017, and the non-consolidated statements of operations and changes in net assets for the years then ended and a summary of significant accounting policies and other explanatory information, all expressed in Japanese yen.

Management’s Responsibility for the Non-consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these non-consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements, whether due to fraud or error. The purpose of an audit of the non-consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control, but in making these risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of Japan Bank for International Cooperation as at March 31, 2018 and 2017, and their non-consolidated financial performance for the years then ended in conformity with accounting principles generally accepted in Japan.

Convenience Translation

We have reviewed the translation of these non-consolidated financial statements into U.S. dollars, presented for the convenience of readers, and, in our opinion, the accompanying non-consolidated financial statements have been properly translated on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC

June 15, 2018

Tokyo, Japan

NON-CONSOLIDATED BALANCE SHEETS

		March 31, 2017	March 31, 2018	March 31, 2018
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks		¥1,526,209	¥1,750,821	$16,480
Cash		0	0	0
Due from banks		1,526,208	1,750,821	16,480
Securities	Note 3	281,249	338,928	3,190
Equity securities		—	255	2
Other securities		281,249	338,673	3,188
Loans and bills discounted	Note 4	14,309,138	13,513,680	127,200
Loans on deeds		14,309,138	13,513,680	127,200
Other assets		261,790	377,370	3,551
Prepaid expenses		653	630	6
Accrued income		68,861	84,663	797
Derivatives other than for trading-assets		1,972	43,355	408
Cash collateral paid for financial instruments		189,920	141,180	1,329
Other		382	107,539	1,011
Property, plant and equipment		27,613	28,355	267
Buildings		2,916	2,841	27
Land		24,311	24,311	229
Lease assets		5	—	—
Construction in progress		—	79	1
Other		380	1,122	10
Intangible assets		2,711	3,464	33
Software		2,711	3,464	33
Customers’ liabilities for acceptances and guarantees		2,384,997	2,259,369	21,267
Allowance for loan losses		(222,036)	(273,564)	(2,575)

Total assets		¥18,571,673	¥17,998,424	$169,413

Liabilities:
Borrowed money		¥9,908,705	¥8,370,758	$78,791
Borrowings		9,908,705	8,370,758	78,791
Bonds payable	Note 5	3,301,565	4,392,597	41,346
Other liabilities		461,442	435,385	4,098
Accrued expenses		43,592	54,097	509
Unearned revenue		65,572	54,322	511
Derivatives other than for trading-assets		332,906	181,102	1,705
Cash collateral received for financial instruments		18,880	56,280	530
Lease obligations		3	—	—
Other		487	89,582	843
Provision for bonuses		519	546	5
Provision for directors’ bonuses		6	9	0
Provision for retirement benefits		6,807	6,785	64
Provision for directors’ retirement benefits		16	25	0
Acceptances and guarantees		2,384,997	2,259,369	21,267

Total liabilities		¥16,064,061	¥15,465,477	$145,571

Net assets:
Capital stock		¥1,683,000	¥1,765,200	$16,615
Retained earnings		842,366	883,615	8,317
Legal retained earnings		800,754	821,601	7,733
Other retained earnings		41,612	62,014	584
Retained earnings brought forward		41,612	62,014	584

Total shareholders’ equity		2,525,366	2,648,815	24,932

Valuation difference on available-for-sale securities		2,468	(1,209)	(11)
Deferred gains or losses on hedges		(20,223)	(114,658)	(1,079)
Total valuation and translation adjustments		(17,755)	(115,868)	(1,090)

Total net assets		¥2,507,611	¥2,532,947	$23,842

Total liabilities and net assets		¥18,571,673	¥17,998,424	$169,413

NON-CONSOLIDATED STATEMENTS OF OPERATIONS

		March 31, 2017	March 31, 2018	March 31, 2018
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:		¥294,656	¥389,589	$3,667
Interest income		259,250	336,748	3,170
Interest on loans and discounts		253,672	323,960	3,049
Interest and dividends on securities		755	1,829	17
Interest on deposits with banks		4,822	10,946	103
Other interest income		0	12	1
Fees and commissions		26,836	23,722	223
Other fees and commissions		26,836	23,722	223
Other ordinary income		—	128	1
Gain on sales of bonds		—	128	1
Other income		8,570	28,989	273
Recoveries of written-off claims		0	0	0
Gain on investments in partnerships	Note 8	8,421	28,832	271
Other		148	157	2
Ordinary expenses:		253,118	327,495	3,083
Interest expense		177,433	249,256	2,346
Interest on borrowed money and rediscounts		91,175	115,370	1,086
Interest on bonds		59,420	90,627	853
Interest on interest swaps		26,836	43,192	407
Other interest expense		—	65	0
Fees and commissions payments		1,919	1,807	17
Other fees and commissions		1,919	1,807	17
Other ordinary expenses		3,136	5,410	51
Loss on foreign exchange transactions		482	138	1
Amortization of bond issuance cost		1,662	2,309	22
Expenses on derivatives other than for trading or hedging		422	2,218	21
Other		569	743	7
General and administrative expenses		16,726	19,429	183
Other expenses		53,902	51,592	486
Provision of allowance for loan losses		53,855	51,528	485
Loss on sales of stocks and other securities		—	57	1
Other		46	6	0

Ordinary profit		41,537	62,094	584

Extraordinary income		75	9	0
Gain on disposal of noncurrent assets		75	9	0
Extraordinary loss		—	8	0
Loss on disposal of noncurrent assets		—	8	0

Net income		¥41,612	¥62,095	$584

NON-CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

From April 1, 2016 to March 31, 2017

(In millions of yen)
	Shareholders’ equity

		Retained earnings

			Other retained earnings
	Capital stock	Legal retained earnings	Retained earnings brought forward	Total retained earnings	Total shareholders’ equity

Balance at the beginning of current period	¥1,391,000	¥929,368	¥42,772	¥972,140	¥2,363,140

Changes of items during the period
Transfer to capital stock based on Article 3 (3) of the Supplementary Provisions of the Act for Partial Revision of the JBIC Act	150,000	(150,000)	—	(150,000)	—
Issuance of new shares	142,000	—	—	—	142,000
Provision of legal retained earnings	—	21,386	(21,386)	—	—
Payment to national treasury	—	—	(21,386)	(21,386)	(21,386)
Net income	—	—	41,612	41,612	41,612
Net changes of items other than shareholders’ equity	—	—	—	—	—

Total changes of items during the period	292,000	(128,613)	(1,159)	(129,773)	162,226

Balance at the end of current period	¥1,683,000	¥800,754	¥41,612	¥842,366	¥2,525,366

(In millions of yen)
		Valuation and translation adjustments

		Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets

Balance at the beginning of current period		¥4,303	¥104,923	¥109,226	¥2,472,367

Changes of items during the period
Transfer to capital stock based on Article 3 (3) of the Supplementary Provisions of the Act for Partial Revision of the JBIC Act		—	—	—	—
Issuance of new shares		—	—	—	142,000
Provision of legal retained earnings		—	—	—	—
Payment to national treasury		—	—	—	(21,386)
Net income		—	—	—	41,612
Net changes of items other than shareholders’ equity		(1,835)	(125,146)	(126,982)	(126,982)

Total changes of items during the period		(1,835)	(125,146)	(126,982)	35,244

Balance at the end of current period		¥2,468	¥(20,223)	¥(17,755)	¥2,507,611

(Note)	In accordance with a plan under Article 3 of the Supplementary Provisions of the Act for Partial Revision of the Japan Bank for International Cooperation Act (Act No. 41 of 2016) (the “Supplementary Provisions of the Act”), Due from banks and ¥150,000 million of Legal retained earnings were transferred from the “Ordinary Operations” account to the “Special Operations” account. ¥150,000 million of Legal retained earnings transferred to the “Special Operations” account was reclassified as Capital stock in the “Special Operations” account based on Article 3 Paragraph (3) of the Supplementary Provisions of the Act.

From April 1, 2017 to March 31, 2018

(In millions of yen)
	Shareholders’ equity

		Retained earnings

			Other retained earnings
	Capital stock	Legal retained earnings	Retained earnings brought forward	Total retained earnings	Total shareholders’ equity

Balance at the beginning of current period	¥1,683,000	¥800,754	¥41,612	¥842,366	¥2,525,366

Changes of items during the period
Issuance of new shares	82,200	—	—	—	82,200
Provision of legal retained earnings	—	20,846	(20,846)	—	—
Payment to national treasury	—	—	(20,846)	(20,846)	(20,846)
Net income	—	—	62,095	62,095	62,095
Net changes of items other than shareholders’ equity	—	—	—	—	—

Total changes of items during the period	82,200	20,846	20,401	41,248	123,448

Balance at the end of current period	¥1,765,200	¥821,601	¥62,014	¥883,615	¥2,648,815

(In millions of yen)

		Valuation and translation adjustments

		Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets

Balance at the beginning of current period		¥2,468	¥(20,223)	¥(17,755)	¥2,507,611

Changes of items during the period
Issuance of new shares		—	—	—	82,200
Provision of legal retained earnings		—	—	—	—
Payment to national treasury		—	—	—	(20,846)
Net income		—	—	—	62,095
Net changes of items other than shareholders’ equity		(3,677)	(94,435)	(98,113)	(98,113)

Total changes of items during the period		(3,677)	(94,435)	(98,113)	25,335

Balance at the end of current period		¥(1,209)	¥(114,658)	¥(115,868)	¥2,532,947

From April 1, 2017 to March 31, 2018

(In millions of U.S. dollars)
	Shareholders’ equity

		Retained earnings

	Capital stock	Legal retained earnings	Other retained earnings Retained earnings brought forward	Total retained earnings	Total shareholders’ equity

Balance at the beginning of current period	$15,841	$7,537	$392	$7,929	$23,770

Changes of items during the period
Issuance of new shares	774	—	—	—	774
Provision of legal retained earnings	—	196	(196)	—	—
Payment to national treasury	—	—	(196)	(196)	(196)
Net income	—	—	584	584	584
Net changes of items other than shareholders’ equity	—	—	—	—	—

Total changes of items during the period	774	196	192	388	1,162

Balance at the end of current period	$16,615	$7,733	$584	$8,317	$24,932

(In millions of U.S. dollars)

		Valuation and translation adjustments

		Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets

Balance at the beginning of current period		$23	$(190)	$(167)	$23,603

Changes of items during the period
Issuance of new shares		—	—	—	774
Provision of legal retained earnings		—	—	—	—
Payment to national treasury		—	—	—	(196)
Net income		—	—	—	584
Net changes of items other than shareholders’ equity		(34)	(889)	(923)	(923)

Total changes of items during the period		(34)	(889)	(923)	239

Balance at the end of current period		$(11)	$(1,079)	$(1,090)	$23,842

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying non-consolidated financial statements have been prepared from the accounting records maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain aspects from the application and disclosure requirements of International Financial Reporting Standards.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of this rounding.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥106.24=$1.00, the foreign exchange rate on March 31, 2018, has been used in translations. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized, or settled in U.S. dollars at the aforementioned rate or any other rates.

2. Significant accounting policies

(a)	Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in subsidiaries and affiliates are carried at cost based on the moving average method. Available-for-sale securities are in principle stated at fair value with changes in net unrealized gains or losses included directly in Net assets. However, available-for-sale securities whose fair value cannot be readily determined are carried at cost based on the moving average method.

Investments in partnerships for investment, which are regarded as securities under Article 2, Paragraph 2 of the Japanese Financial Instruments and Exchange Act (Act No. 25 of 1948), are recognized at an amount equivalent to JBIC’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the reporting date stipulated in the partnership agreement.

(b)	Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value.

(c)	Depreciation basis for fixed assets

(i)	Property, plant and equipment (except for lease assets)

Tangible fixed assets are depreciated by the declining balance method over their useful economic lives except for buildings excluding installed facilities as well as installed facilities and structures acquired on or after April 1, 2016, which are depreciated by the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings:	3 years to 50 years

Other:	2 years to 35 years

(ii)	Intangible assets (except for lease assets)

Depreciation of intangible fixed assets is computed by the straight-line method. Software used by JBIC is depreciated over its useful life (5 years or less) at JBIC.

(iii)	Lease assets

Lease assets in “property, plant and equipment” or “intangible assets,” under finance leases that do not involve transfer of ownership to the lessee are depreciated by the straight-line method over the lease term. Depreciation for lease assets is calculated with zero residual value being assigned to the asset.

(d)	Method of amortization for deferred charges

Bond issuance cost is expensed as incurred.

(e)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(f)	Allowance for loan losses

Allowance for loan losses is recognized in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which is independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off. There are no accumulated write-offs as of March 31, 2017. (There were no accumulated write-offs as of March 31, 2016.)

(g)	Provision for bonuses

The “provision for bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the non-consolidated balance sheets.

(h)	Provision for directors’ bonuses

The “provision for directors’ bonuses” is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the non-consolidated balance sheets.

(i)	Provision for retirement benefits

The “provision for retirement benefits” represents the future payment for pension and retirement benefits to employees, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal year end.

(i)	Method of attributing the projected benefits to periods of services

In calculating the projected benefit obligation, the estimated amount of retirement benefit payments is attributed to the period up to the end of the fiscal year based on the benefit formula.

(ii)	Accounting for actuarial gains or losses and prior service costs

Actuarial gains or losses and prior service costs are expensed as they are incurred.

(Additional information)

Effective April 1, 2013, JBIC has been authorized by the Minister of Health, Labor and Welfare to be exempt from the obligations to pay future amounts in respect of the portion of the welfare pension fund it manages for the government. Subsequently on October 1, 2014, JBIC has been authorized to transfer to the government the past substitutional portion of the aforesaid fund. On September 22, 2017, Kouko Kigyou Nenkin Kikin (Kouko corporate pension fund) which JBIC participates in paid to the government ¥52,817 million ($497 million) of the transfer amount of the substitutional portion (i.e., minimum reserve). Its impact on profits or losses in the current fiscal year amounted to ¥3 million ($0 million) which was recognized in Other of Other expenses.

(j)	Provision for directors’ retirement benefits

The “provision for directors’ retirement benefits,” which provides for future retirement pension payment to directors, corporate auditors and executive officers, is recognized at the amount accrued at the end of the respective fiscal year.

(k)	Accounting for hedges of interest rate risk

(i)	Hedge accounting

The deferral method is applied to derivatives used for interest risk hedging purposes

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowed money, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change in fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(l)	Accounting for hedges of foreign exchange risks

Hedging instruments used to hedge foreign exchange risks associated with foreign currency denominated monetary assets and liabilities are accounted for primarily using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25 of July 29, 2002.

The effectiveness of the hedges described above is assessed by comparing the foreign currency position of the hedged loans and bills discounted and bonds payable denominated in foreign currencies with that of the hedging instruments, such as currency swaps and forward foreign exchange contracts which are used for hedging the foreign exchange risks of loans and bills discounted and bonds payable denominated in foreign currencies.

Furthermore, the deferred hedge is applied to some of the foreign exchange risk arising from investments in affiliates denominated in foreign currencies that are individually hedged using forward foreign exchange contracts as hedging instruments.

(m)	Consumption and other taxes

Consumption taxes and local consumption taxes (“consumption taxes”) are excluded from transaction amounts. Non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

3. Equity securities of or investments in subsidiaries and affiliates

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Equity securities	¥4,010	¥5,694	$54
Investments	89,721	130,689	1,230

4. Loans

(a)	Bankrupt loans and non-accrual loans included in loans and bills discounted:

“Ordinary Operations” account

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	3,748	188,842	1,778

“Special Operations” account

There are no applicable loans in the “Special Operations” account.

“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item (iii), a. through e. and Item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97, 1965), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(b)	Loans with interest or principal repayments three months or more in arrears included in loans and bills discounted:

“Ordinary Operations” account

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Loans with interest or principal repayments three months or more in arrears	¥53,399	¥—	$—

“Special Operations” account

There are no applicable loans in the “Special Operations” account.

“Loans with interest or principal repayments three months or more in arrears” are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans.”

(c)	Restructured loans included in loans and bills discounted:

“Ordinary Operations” account

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Restructured loans	¥182,434	¥225,846	$2,126

“Special Operations” account

There are no applicable loans in the “Special Operations” account.

“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or waiver of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” or “Loans with interest or principal repayments three months or more in arrears.”

(d)	The total amount of bankrupt loans, non-accrual loans, loans with interest or principal repayments three months or more in arrears, and restructured loans:

“Ordinary Operations” account

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Total amount	¥239,582	¥414,688	$3,903

“Special Operations” account

There are no applicable loans in the “Special Operations” account.

The amounts of loans indicated in table (a) through (d) above are the gross amounts before the deduction of allowance for loan losses.

(e)

JBIC, as a policy, does not extend loans to borrowers in part or in full immediately after the execution of the loan agreements, but instead execute loans, in accordance with the progress of the underlying projects. These undrawn amounts are not included in the loans on deed in the non-consolidated balance sheets. The balance of undrawn amounts is as follows:

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Balance of undrawn loans	¥2,447,815	¥1,665,471	$15,676

5. Assets pledged as collateral

Pursuant to Article 34 of the Japan Bank for International Cooperation Act (“JBIC Act”), all JBIC assets are pledged as general collateral for bonds:

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bonds payable	¥3,301,565	¥4,392,597	$41,346

6. Contingent liabilities

Japan Finance Corporation (“JFC”) assumed the obligations of the JFC bonds on April 1, 2012, and JBIC is jointly responsible for the obligations of these bonds. In accordance with Article 17 (2) of the Supplementary Provisions of the JBIC Act, all of JBIC’s assets are pledged as general collateral for these joint obligations as follows.

March 31, 2017	March 31, 2018	March 31, 2018
(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
¥210,000	¥140,000	$1,318

7. Appropriation of retained earnings

JBIC is restricted in its ability to appropriate retained earnings in accordance with Article 31 of the JBIC Act.

Where the amount of retained earnings exceeds zero in respective accounts for operations defined in each item of Article 26-2 of the JBIC Act, JBIC accumulates, as a reserve, an amount calculated in accordance with the standards prescribed by the Cabinet Order until it reaches a certain amount stipulated by the Cabinet Order; and if there still is a surplus, JBIC pays such surplus into the national treasury within 3 months after the fiscal year end.

In the event that the amount of retained earnings falls below zero in respective accounts for operations defined in each item of Article 26-2 of the JBIC Act, a reserve shall be transferred to the retained earnings to the extent that the amount of retained earnings becomes zero.

8. Income on transactions with affiliates

Income on transactions with affiliates is as follows:

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Gain on investments in partnerships	¥8,151	¥22,221	$209

9. Marketable equity securities of and investments in subsidiaries and affiliates

Equity securities of and investments in subsidiaries and affiliates

Fiscal year ended March 31, 2017

There were no marketable equity securities of and investments in subsidiaries and affiliates

Fiscal year ended March 31, 2018

There were no marketable equity securities of and investments in subsidiaries and affiliates

Note:	Balance sheet amount of equity securities of and investments in subsidiaries and affiliates whose fair value cannot be readily determined

	March 31, 2017	March 31, 2018	March 31, 2018
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Equity securities of and investments in subsidiaries	¥—	¥10,302	$97
Equity securities of and investments in affiliates	93,732	126,081	1,187

Total	¥93,732	¥136,384	$1,284

(*)

The items above are not included in “marketable equity securities of and investments in subsidiaries and affiliates” because these items do not have market price and are extremely difficult to determine their fair value.

10. Deferred tax accounting

JBIC does not apply deferred tax accounting since JBIC is a nontaxable entity defined in the Article 2, Paragraph 5 of the Corporation Tax Act (Act No.34 of 1965).

11. Fixed assets

Fixed assets as of March 31, 2018 are as follows:

	(In millions of yen)
Class of asset	Balance at the beginning of current year	Increase during the current year	Decrease during the current year	Balance at the end of current year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	¥3,792	¥97	¥2	¥3,887	¥1,045	¥171	¥2,841
Land	24,311	—	—	24,311	—	—	24,311
Lease assets	44	—	44	—	—	5	—
Construction in progress	—	400	320	79	—	—	79
Other	1,241	988	55	2,174	1,051	232	1,122

Total property, plant and equipment	¥29,390	¥1,485	¥423	¥30,453	¥2,097	¥408	¥28,355

Intangible assets
Software	¥6,284	¥1,796	¥—	¥8,081	¥4,617	¥1,044	¥3,464

Total intangible assets	¥6,284	¥1,796	¥—	¥8,081	¥4,617	¥1,044	¥3,464

	(In millions of U.S. dollars)
Class of asset	Balance at the beginning of current year	Increase during the current year	Decrease during the current year	Balance at the end of current year	Accumulated depreciation	Depreciation	Net fixed assets
Property, plant and equipment
Buildings	$36	$1	$0	$37	$10	$2	$27
Land	229	—	—	229	—	—	229
Lease assets	0	—	0	—	—	0	—
Construction in progress	—	4	3	1	—	—	1
Other	12	9	1	20	10	2	10

Total property, plant and equipment	$277	$14	$4	$287	$20	$4	$267

Intangible assets
Software	$59	$17	$—	$76	$43	$10	$33

Total intangible assets	$59	$17	$—	$76	$43	$10	$33

12. Reserves

Reserves as of March 31, 2018 are as follows:

	(In millions of yen)
	Balance at the beginning of current year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of current year
Allowance for loan losses	¥222,036	¥273,512	¥—	¥221,984	¥273,564
General allowance for loan losses	216,584	126,364	—	216,584	126,364
Specific allowance for loan losses	52	114,373	—	—	114,425
Allowance for possible losses on specific overseas loans	5,399	32,775	—	5,399	32,775
Provision for bonuses	519	546	519	—	546
Provision for directors’ bonuses	6	9	6	—	9
Provision for directors’ retirement benefits	16	11	3	—	25

Total	¥222,578	¥274,079	¥528	¥221,984	¥274,145

	(In millions of U.S. dollars)
	Balance at the beginning of current year	Increase during the fiscal year	Decrease during the fiscal year (use for purpose)	Decrease during the fiscal year (others)	Balance at the end of current year
Allowance for loan losses	$2,090	$2,575	$—	$2,090	$2,575
General allowance for loan losses	2,039	1,189	—	2,039	1,189
Specific allowance for loan losses	0	1,077	—	—	1,077
Allowance for possible losses on specific overseas loans	51	309	—	51	309
Provision for bonuses	5	5	5	—	5
Provision for directors’ bonuses	0	0	0	—	0
Provision for directors’ retirement benefits	0	0	0	—	0

Total	$2,095	$2,580	$5	$2,090	$2,580

Note.	The main factors in the decrease during the fiscal year in each of the following reserves are as follows:

General allowance for loan losses: Decrease is due to reversal

Allowance for possible losses on specific overseas loans: Decrease is due to reversal

13. Components of major assets and liabilities

This information is omitted as consolidated financial statements are prepared.

14. Other

Not applicable.